SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 13, 2003

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-123	61-0243150

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 582-1601

Item 5.
Press Release
Press Release

Item 5.

     By press release, the registrant has reported the sale of certain debt securities to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended. A copy of the press release is filed as Exhibit 99(a) and incorporated by reference herein.

     By press release, the registrant has reported the final results of its modified Dutch Auction self- tender offer announced February 4, 2003. A copy of the press release is filed as Exhibit 99(b) and incorporated by reference herein.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation (Registrant)

March 13, 2003 (Date)	/s/ Nelea A. Absher Nelea A. Absher, Vice President and Assistant Secretary